Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Kenneth S. George, Chief Executive Officer of American CareSource Holdings, Inc. (the “Company”), and Matthew D. Thompson, Chief Financial Officer of the Company, each certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of the Company for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 9, 2012	By: /s/ Kenneth S. George
Kenneth S. George
Chief Executive Officer

Dated:	March 9, 2012	By: /s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to American CareSource Holdings, Inc. and will be retained by American CareSource Holdings, Inc. and furnished to the Securities and Exchange Commission upon request.